   As filed with the Securities and Exchange Commission on December 22, 1999.
                                               Registration No. 333-____________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
        ----------------------------------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
        ----------------------------------------------------------------

                               VITAL IMAGES, INC.
               (Exact name of issuer as specified in its charter)

           Minnesota                                     42-1321776
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                        3100 West Lake Street, Suite 100
                          Minneapolis, Minnesota 55416
          (Address of principal executive offices, including Zip Code)

                               VITAL IMAGES, INC.
                      1997 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plan)

          Gregory S. Furness                                  Copy to:
     Senior Vice President-Finance                       Trevor V. Gunderson
      and Chief Financial Officer                       Winthrop & Weinstine
          Vital Images, Inc.                          3000 Dain Rauscher Plaza
   3100 West Lake Street, Suite 100                     60 South Sixth Street
     Minneapolis, Minnesota 55416                   Minneapolis, Minnesota 55402
(Name and address of agent for service)                    (612) 347-0700

                                 (612) 915-8000
          (Telephone number, including area code, of agent for service)

               Approximate date of commencement of proposed sale:
   From time to time after the effective date of this registration statement.

                                           CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                         Proposed             Proposed
        Title of                                         Maximum              Maximum
       Securities                  Amount                Offering            Aggregate              Amount of
          to be                    to be                  Price               Offering            Registration
       Registered              Registered (1)         Per Share (2)          Price (2)                 Fee
---------------------------------------------------------------------------------------------------------------------
      Common Stock,            500,000 shares             $4.09            $2,045,000.00             $539.88
    $.01 par value(3)
---------------------------------------------------------------------------------------------------------------------
(1)   The number of shares being registered represents the number of additional shares of Common Stock which may be issued pursuant to the Vital Images, Inc. 1997 Stock Option and Incentive Plan, as amended, in addition to shares previously registered.
(2)   Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h), based upon the average of the closing bid and ask price for such Common Stock on December 20, 1999, as reported on the OTC Bulletin Board.
(3)   Each share of Common Stock includes one Preferred Stock Purchase Right.
---------------------------------------------------------------------------------------------------------------------

         Pursuant to General Instruction E of the General Instructions to Form S-8, this Registration Statement incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-39189).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     The following documents are incorporated herein by reference:

     a. The Company's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 0-22229);

     b. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

     c. Description of the Company's Common Stock and Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 10 (File No. 0-22229), including any amendments filed for the purpose of updating such description;

     d. All other reports filed by the Company with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after December 31, 1998; and

     e. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold.

Item 8. Exhibits.

Exhibit
Number            Description
------            -----------
5.1 Opinion of Winthrop & Weinstine, P.A. as to the legality of Common Stock of the Company

23.1     Consent of PricewaterhouseCoopers LLP

23.2 Consent of Winthrop & Weinstine, P.A. [included in its opinion filed as Exhibit 5.1]

24.1     Powers of Attorney [included as part of signature page]

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on December 22, 1999.


                                        VITAL IMAGES, INC.


                                        By:/s/Douglas M. Pihl
                                           -------------------------------------
                                           Douglas M. Pihl,
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Douglas M. Pihl and Gregory S. Furness, each of whom may act individually as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                               Title                                Date
            ---------                               -----                                ----
 /s/ Douglas M. Pihl                 Chairman of the Board, President, Chief        December 22, 1999
---------------------------------    Executive Officer and Director (principal
Douglas M. Pihl                      executive officer)

 /s/ Richard W. Perkins              Director                                       December 22, 1999
---------------------------------
Richard W. Perkins

 /s/ James B. Hickey, Jr.            Director                                       December 22, 1999
---------------------------------
James B. Hickey, Jr.

 /s/ Michael W.  Vannier,  M.D.      Director                                       December 22, 1999
---------------------------------
Michael W. Vannier, M.D.

 /s/ Sven A. Wehrwein                Director                                       December 22, 1999
---------------------------------
Sven A. Wehrwein

 /s/ Vincent J. Argiro, Ph.D.        Executive Vice President, Chief                December 22, 1999
---------------------------------    Technology Officer and Director
Vincent J. Argiro, Ph.D.

 /s/ Gregory S. Furness              Senior Vice President-Finance, Chief           December 22, 1999
---------------------------------    Financial Officer, Treasurer and
Gregory S. Furness                   Secretary (chief accounting officer)

                                  Exhibit Index

    Exhibit No.                          Description                                    Page
    -----------                          -----------                                    ----
        5.1            Opinion of Winthrop & Weinstine, P.A. as to the legality
                       of Common Stock of the Company

        23.1           Consent of PricewaterhouseCoopers LLP

        23.2 Consent of Winthrop & Weinstine, P.A. [included in its opinion filed as Exhibit 5.1]

        24.1           Powers of Attorney [included as part of signature page]